CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KMC TELECOM HOLDINGS, INC.

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE






                                                     Filed by:

                                                     Kelley Drye & Warren LLP
                                                     101 Park Avenue
                                                     New York, New York 10178


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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KMC TELECOM HOLDINGS, INC.

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

               KMC TELECOM HOLDINGS, INC., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

               FIRST: That the name of the Corporation is KMC TELECOM HOLDINGS, INC.

               SECOND: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 17, 1997, and that an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 12:00 p.m. on September 22, 1997, and that a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 10:00 a.m. on November 5, 1997

               THIRD: That the Board of Directors of the Corporation, at a special meeting duly called and held on February 1, 1999, adopted a resolution proposing that Article FOURTH, Section A of the Amended and Restated Certificate of Incorporation of the Corporation be further amended by amending and restating the first sentence thereof (the "Article Fourth Amendment"). The stockholders of the Corporation duly approved the Article Fourth Amendment by written consent in accordance with Sections 228 and 242 of the General Corporation of the State of Delaware. The resolution setting forth the Article Fourth Amendment is as follows:

                    RESOLVED,  that Article FOURTH, Section A of the Amended and
               Restated Certificate of Incorporation of the Corporation be amended by amending and restating the first sentence thereof to read as follows:

                    "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 3,748,800 shares, consisting of 3,000,000 shares of Common

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                    Stock with a par value of $0.01 per share  ("Common  Stock")
                    and 748,800 shares of Preferred Stock with a par value of $0.01 per share ("Preferred Stock")."


               IN WITNESS WHEREOF, KMC TELECOM HOLDINGS, INC. has caused this certificate to be duly executed by its Vice President this 2nd day of February, 1999.


                            KMC TELECOM HOLDINGS, INC.



                            By:/s/Cynthia Worthman
                               -------------------------
                            Name:  Cynthia Worthman
                            Title: Vice President, Chief Financial Officer
                                   and Secretary